Exhibit 99.1

HilleVax Announces Proposed Public Offering of Common Stock

BOSTON, September 19, 2023 – HilleVax, Inc. (Nasdaq: HLVX), a clinical-stage biopharmaceutical company focused on developing and commercializing novel vaccines, today announced that it intends to offer and sell, subject to market and other conditions, $100.0 million of shares of its common stock in an underwritten public offering. All of the shares are being offered by HilleVax. In addition, HilleVax expects to grant the underwriters a 30-day option to purchase up to an additional $15.0 million of shares of common stock at the public offering price, less underwriting discounts and commissions. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the proposed offering.

HilleVax intends to use the net proceeds from the proposed offering to fund the clinical development of HIL-214, including certain manufacturing activities, and for working capital and general corporate purposes.

J.P. Morgan, Leerink Partners, Stifel and Guggenheim Securities are acting as joint book-running managers for the offering.

The securities described above are being offered by HilleVax pursuant to a shelf registration statement (including a base prospectus) relating to these securities that was filed with the Securities and Exchange Commission (SEC) on May 12, 2023, and became effective on May 19, 2023. This offering may be made only by means of a prospectus supplement and the accompanying prospectus. A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus related to this offering may also be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9658, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About HilleVax

HilleVax is a clinical-stage biopharmaceutical company focused on developing and commercializing novel vaccines. Its initial program, HIL-214, is a virus-like particle (VLP) based vaccine candidate in development for the prevention of moderate-to-severe acute gastroenteritis (AGE) caused by norovirus infection.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements related to the offering, including the timing and size of the potential offering and the anticipated use of proceeds therefrom, and the grant of the option to purchase additional shares. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, the risks and uncertainties inherent in HilleVax’s business, including the risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing HilleVax can be found under the heading “Risk Factors” in HilleVax’s periodic reports, including its annual report on Form 10-K for the year ended December 31, 2022, and in the preliminary prospectus supplement and accompanying prospectus related to the proposed offering to be filed with the SEC. Except as required by applicable law, HilleVax does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact:

Shane Maltbie

IR@hillevax.com

+1-617-213-5054